EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 333-253835) and Form S-8 (Nos. 333-260401, 333-222623, 333-200706 and 333-151752) of our report dated September 20, 2024, relating to the consolidated financial statements of Astrotech Corporation, appearing in this Annual Report on Form 10-K of Astrotech Corporation for the year ended June 30, 2024.

RBSM LLP

Austin, Texas

September 20, 2024